                                                                      EXHIBIT 11

                         HIBBETT SPORTING GOODS, INC.


                STATEMENT OF COMPUTATION OF EARNINGS PER SHARE

            FOR THE PERIODS ENDED AUGUST 2, 1997 AND AUGUST 3, 1996

                                               Thirteen Weeks Ended      Twenty -Six Weeks Ended
                                            --------------------------  --------------------------
                                             August 2,      August 3,    August 2,      August 3,
                                               1997           1996         1997           1996
                                            ------------  ------------  ------------  ------------
Net Income (loss)                            $  986,000    $ (109,000)   $2,410,000    $  826,000
                                            ============  ============  ============  ============

Weighted average number of common
  and common equivalent shares
  outstanding (1):
     Weighted average shares, excluding
       the effect of stock options            6,167,273     3,834,261     6,150,767     3,834,261
     Effect of stock options (2)                112,497       125,240       113,317       103,962
                                            ------------  ------------  ------------  ------------
                                              6,279,770     3,959,501     6,264,084     3,938,223
                                            ============  ============  ============  ============

Net Income (loss) per common share                $0.16        $(0.03)        $0.38         $0.21
                                            ============  ============  ============  ============


     (1) All share and per share amounts have been restated for all periods presented to reflect the 1-for-6.1 reverse stock split discussed in
          Note 2 of Hibbett Sporting Goods, Inc. Annual report on Form 10-K for Fiscal 1997.

     (2) Stock Options have been included in the above computation utilizing the treasury stock method.